Exhibit 2.3

List of Exhibits and Schedules to Agreement and Plan of Merger

Exhibit A*	Certificate of Incorporation of Merger Sub; Bylaws of Merger Sub
Exhibit B†	Form of Amended and Restated Articles of Incorporation of Sprint Nextel Corporation
Exhibit C	Form of Amended and Restated Bylaws of Sprint Nextel Corporation
Exhibit D*†	Summary of Social Terms
Exhibit E*†	The ILEC Separation
Exhibit F*	Form of Affiliate Letter

Sprint Disclosure Schedule*

Schedule 3.2	Capitalization
Schedule 3.3	Authority; No Violation
Schedule 3.4	Consents and Approvals
Schedule 3.5	Reports
Schedule 3.8	Absence of Certain Changes or Events
Schedule 3.9	Legal Proceedings
Schedule 3.10	Taxes and Tax Returns
Schedule 3.11	Employees
Schedule 3.13	Compliance with Laws; Licenses
Schedule 3.14	Certain Contracts
Schedule 3.15	Agreements with Regulatory Agencies
Schedule 5.1	Conduct of Business Prior to the Effective Time
Schedule 5.2	Sprint Forbearances

Nextel Disclosure Schedule*

Schedule 4.2	Capitalization
Schedule 4.3	Authority; No Violation
Schedule 4.8	Absence of Certain Changes or Events
Schedule 4.9	Legal Proceedings
Schedule 4.10	Taxes and Tax Returns
Schedule 4.11	Employees
Schedule 4.13	Compliance with Law; Licenses
Schedule 4.14	Certain Contracts
Schedule 4.15	Agreements with Regulatory Agencies
Schedule 4.16	Undisclosed Liabilities
Schedule 4.22	Affiliates
Schedule 5.1	Conduct of the Business Prior to the Effective Time
Schedule 5.3	Nextel Forbearances
Schedule 6.7(e)	CEO Employment Agreement

*Omitted pursuant to Item 601(b)(2) of Regulation S-K

†As amended on May 20, 2005